UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

        Filed by the Registrant                             [ X ]
        Filed by a Party other than the Registrant          [ _ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_] CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED
                                           BY RULE 14-A - 6 (E) (2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 340.14a-11
     (c) or Section 240.14a-12

                               The HomeState Group
             ------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

   (1) Title of each class of securities to which transaction applies:
   =======================================================================

   (2) Aggregate number of securities to which transaction applies:
   =======================================================================

   (3) Per unit price or other underlying vlaue of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   =======================================================================

   (4) Proposed maximum aggregate value of transaction:
   =======================================================================

   (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule o-11 (a) (2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
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         (2) Form, Schedule or Registration Statement No.:
         =======================================================================

         (3) Filing Party:
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         (4) Date Filed:
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Notes:

                                    EMERALD
                                    -------
                                  MUTUAL FUNDS



April 25, 2001


Dear Shareholder:

The Emerald HomeState Pennsylvania Growth Fund was launched on October 1, 1992 and has operated ever since with clear investment guidelines: long-term growth of capital by investing a minimum 65% of the Fund's assets in companies headquartered or with significant operations in the Commonwealth of Pennsylvania.

New regulatory rules will shortly be imposed on all mutual funds whose names contain a specific geographic reference like our reference to "Pennsylvania." THESE NEW RULES WILL REQUIRE OUR FUND TO INVEST A MINIMUM 80% OF ITS ASSETS IN PENNSYLVANIA-BASED COMPANIES, UP FROM THE CURRENT 65%. Our Fund was formed with the expectation that up to 35% of its portfolio could be invested in securities other than "Pennsylvania companies." These new rules reduce that percentage to 20%.

THE FUND'S BOARD OF TRUSTEES BELIEVES THAT INCREASING THE MINIMUM OF "PENNSYLVANIA COMPANIES" TO 80% AND THEREFORE REDUCING THE MAXIMUM OF "NON-PENNSYLVANIA COMPANIES" TO LESS THAN 20% THREATENS ITS ABILITY TO EFFECTIVELY MANAGE THE FUND IN A PRUDENTLY DIVERSIFIED MANNER. Since its organization in 1992, the Fund's manager has utilized the 35% Non-Pennsylvania exposure to:

     - Invest in promising companies located outside of Pennsylvania: (1) Through its intensive research process, the Fund's Adviser often found competitors or suppliers of Pennsylvania-based companies that shared the same characteristics or opportunities apparent in the Pennsylvania company; (2) The Fund invested in "Non-Pennsylvania" companies to supplement sectors or industries where Pennsylvania offered little exposure, such as the Energy sector.


     - Invest higher percentages in "cash" and "cash equivalents" as conditions warranted.

Indeed, DURING THE FIVE-YEAR PERIOD ENDED DECEMBER 31, 2000, THERE HAS NOT BEEN A SINGLE INSTANCE WHERE THE FUND INVESTED AT LEAST 80% OF ITS ASSETS IN "PENNSYLVANIA COMPANIES" AT JUNE 30TH OR DECEMBER 31ST (reporting dates for its Annual and Semi-Annual reports to shareholders).

The new regulatory rules therefore have caused the Fund's Board of Trustees to recommend the following changes to the Fund:

     (1) MODIFYING THE FUND'S INVESTMENT OBJECTIVE TO: "LONG-TERM GROWTH OF CAPITAL", deleting the statement "...through investments primarily in the common stock of companies with headquarters or significant operations in the Commonwealth of Pennsylvania;"

     (2) CHANGING THE NAME OF THE FUND FROM "EMERALD HOMESTATE PENNSYLVANIA GROWTH FUND" TO "EMERALD GROWTH FUND."

IT IS IMPORTANT TO NOTE THAT THE FUND WILL STILL BE MANAGED BY KENNETH G. MERTZ II, WHO HAS SERVED IN THAT CAPACITY SINCE THE FUND'S 1992 INCEPTION, AND THAT THE FUND WILL PRESERVE ITS ABILITY TO INVEST IN THE SAME TYPES OF COMPANIES IT HAS INVESTED IN SINCE 1992, but with no geographic restrictions within the United States. The Board of Trustees is not proposing these changes because of a quarrel with the Fund's current structure, but presents this recommendation as a necessary move to preserve the Fund's ability to maintain a prudently diversified portfolio in reaction to new regulatory rules.

The Fund's Board of Trustees recommends that you vote "FOR" these changes. Please don't hesitate to contact the Fund's transfer agent at (800) 232-0224 if you have any procedural questions regarding the enclosed proxy, or the Fund's investment adviser at (800) 722-4123 if you have any questions regarding these changes. We thank you for your continuing support of the Emerald Mutual Funds.

Sincerely,

/s/ Scott L. Rehr
Scott L. Rehr
President
Emerald Mutual Funds

                              EMERALD MUTUAL FUNDS

                 THE EMERALD HOMESTATE PENNSYLVANIA GROWTH FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 31, 2001

TO THE SHAREHOLDERS OF THE EMERALD HOMESTATE PENNSYLVANIA GROWTH FUND:

           A Special Meeting of Shareholders of The Emerald HomeState Pennsylvania Growth Fund (hereinafter called the "Fund") will be held on Thursday, May 31, 2001 at 2:00 p.m., local time, at the offices of the Fund, 1703 Oregon Pike, Lancaster, Pennsylvania 17601, for the following purposes:

           1. To change the Fund's investment objective to long-term growth of capital; To change the name of the Fund to the "Emerald Growth Fund"; and

           2. To transact such other business as may properly come before the Special Meeting and any adjournment, postponement, or continuation thereof.

           The Board of Trustees has fixed the close of business on April 4, 2001 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting.

           A copy of the Fund's Prospectus and Annual Report for the year ended June 30, 2000 is available from the Fund upon request. Please contact Firstar Mutual Fund Services LLC at (800) 232-0224 to request those documents.

           If you do not expect to attend the Special Meeting in person, please fill in, sign, date, and return the enclosed form of proxy in the enclosed envelope to Firstar Mutual Fund Services LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

                                    By Order of the Board of Trustees

                                    /s/ Scott L. Rehr
                                    Scott L. Rehr
                                    PRESIDENT


Date:  April 25, 2001

                            THE EMERALD MUTUAL FUNDS

                 THE EMERALD HOMESTATE PENNSYLVANIA GROWTH FUND


                                 PROXY STATEMENT


           This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about April 25, 2001, are furnished in connection with the solicitation by the Board of Trustees of the Emerald Mutual Funds' Emerald HomeState Pennsylvania Growth Fund (the "Fund") of proxies to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, May 31, 2001 at 2:00 p.m., local time, and at any adjournment, postponement, or continuation thereof, at the offices of the Fund, 1703 Oregon Pike, Lancaster, Pennsylvania 17601. The Fund's principal executive offices are located at1703 Oregon Pike, Lancaster, Pennsylvania 17601.

           Only shareholders of record at the close of business on April 4, 2001 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. The HomeState Group (the "Trust") is a Pennsylvania common law trust composed of separate series or portfolios, one of which is the Fund. For simplicity and clarity, the Fund's shares of beneficial interest are referred to as "Shares," the holders of Shares are "Shareholders" and the Trust's Board of Trustees is referred to as the "Board." Each full Share of the Fund outstanding is entitled to one vote and each fractional Share of the Fund outstanding is entitled to a proportionate share of one vote with respect to each proposal to be voted upon by the Shareholders of the Fund.

           If the accompanying proxy card is properly executed and returned by a Shareholder in time to be voted at the Special Meeting, the Shares covered thereby will be voted in accordance with the instructions marked thereon by the Shareholder. Executed proxies that are unmarked will be voted in favor of the proposed changes to the Fund's investment objective and name, and, at the discretion of the proxyholder, on any other matter that may properly have come before the Special Meeting or any adjournments and postponements thereof. Any proxy given pursuant to this solicitation may be revoked at any time before its exercise by giving written notice to the Secretary of the Fund or by the issuance of a subsequent proxy. To be effective, such revocation must be received by the Secretary of the Fund prior to the Special Meeting. In addition, a Shareholder may revoke a proxy by attending the Special Meeting and voting in person. The solicitation of proxies will be made primarily by mail but also may be made by telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions. The presence in person or by proxy of Shareholders of the Fund entitled to cast a majority of all the votes entitled to be cast at the Special Meeting shall constitute a quorum at the meeting with respect to the Fund. If a quorum is not present at the Special Meeting or if a quorum is present but sufficient votes to approve any of the proposals described in the Proxy Statement are not received, the person named as proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Special Meeting in person or by proxy. A Shareholder vote may be taken on the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as Shares present for purposes of determining whether a quorum is present but will not be voted for or against any proposal or for or against any adjournment to permit further solicitation of proxies. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. In addition, abstentions and broker non-votes will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal. The number of outstanding Shares of the Fund as of the Record Date, April 4, 2001, is 8,970,017.979.

           Pursuant to the Investment Company Act of 1940 (the "1940 Act"), the Fund has adopted an investment objective and certain fundamental restrictions which may be changed only with shareholder approval. Restrictions and policies that a Fund has not specifically designated as being fundamental are considered to be "non-fundamental" and may be changed by the Fund's Board without shareholder approval. The Board has determined that it is in the best interests of the Fund to make certain changes to the Fund's investment objective. In addition, the Board has also recommended changing the name of the Fund to the Emerald Growth Fund.

           The following is the text and a summary description of the proposed changes to the Fund's investment objective. Shareholders may request from the Fund a copy of the Fund's Statement of Additional Information for the text of the Fund's existing investment objective by calling (800) 232-0224.


           PROPOSAL 1:    MODIFICATION OF THE INVESTMENT
                          OBJECTIVE OF THE FUND;
                          CHANGE OF THE NAME OF THE FUND

           Since its founding in 1992, the Fund has operated with the following investment objective:

           "LONG-TERM GROWTH OF CAPITAL THROUGH INVESTMENTS PRIMARILY IN THE COMMON STOCK OF COMPANIES WITH HEADQUARTERS OR SIGNIFICANT OPERATIONS IN THE COMMONWEALTH OF PENNSYLVANIA."

           Because the Fund included "Pennsylvania" as part of its name, regulatory framework defined such investments as follows:

           "THE FUND INVESTS A MINIMUM 65% OF ITS TOTAL ASSETS IN A DIVERSIFIED PORTFOLIO OF COMPANIES THAT HAVE THEIR HEADQUARTERS IN THE COMMONWEALTH OF PENNSYLVANIA, OR COMPANIES THAT ARE BASED ELSEWHERE BUT HAVE SIGNIFICANT OPERATIONS IN THE COMMONWEALTH OF PENNSYLVANIA (I.E. AT LEAST 50% OF THEIR REVENUES ARE DERIVED FROM OPERATING UNITS LOCATED IN PENNSYLVANIA)."

           In January of 2001, the U.S. Securities and Exchange Commission promulgated a new rule whose effect will be to raise the minimum percentage invested in Pennsylvania companies from 65% to 80%. The Fund's Board of Trustees believes that these changes detract from the Adviser's ability to effectively and successfully manage the Fund. Since its organization in 1992, the Fund's Adviser has managed the Fund by investing a minimum 65% in "Pennsylvania companies," leaving up to 35% of the Fund's portfolio to be invested in securities other than "Pennsylvania companies." The Fund's Adviser utilized the 35% Non-Pennsylvania exposure to:

           -    Invest in promising companies located outside of Pennsylvania:
                (1) Through its intensive research process, the Fund's Adviser often found competitors or suppliers of Pennsylvania-based companies that shared the same characteristics or opportunities apparent in the Pennsylvania company; (2) The Fund invested in "Non-Pennsylvania" companies to supplement sectors or industries where Pennsylvania offered little exposure, such as the Energy sector.

           - Invest in higher percentages in "cash" and "cash equivalents" as conditions warranted.

Indeed, the chart below shows that during the five-year period ended December 31, 2000, there has not been a single instance where the Fund invested at least 80% of its assets in "Pennsylvania companies" at June 30th or December 31st (reporting dates for its Annual and Semi-Annual reports to shareholders):

           CHART 1
           EMERALD HOMESTATE PA GROWTH FUND
           % HELD IN PENNSYLVANIA-BASED COMPANIES
           --------------------------------------

           DATE            % NON-PA   % CASH    % PA COMPANIES
           ----            --------   ------    --------------

           12/31/00        21.5%        3.9%         74.6%
           06/30/00        28.3%        7.8%         63.9%
           12/31/99        32.3%        4.2%         63.5%
           06/30/99        29.4%        3.6%         67.0%
           12/31/98        33.6%        0.8%         65.6%
           06/30/98        30.5%        4.1%         65.4%
           12/31/97        28.2%        3.7%         68.1%
           06/30/97        23.1%        1.2%         75.7%
           12/31/96        18.6%        6.3%         75.1%
           06/30/96        18.6%        10.6%        70.8%


THE FUND'S ADVISER BELIEVES THAT INCREASING THE MINIMUM OF "PENNSYLVANIA COMPANIES" TO 80% AND THEREFORE REDUCING THE MAXIMUM OF "NON-PENNSYLVANIA COMPANIES" TO LESS THAN 20% THREATENS ITS ABILITY TO EFFECTIVELY MANAGE THE FUND IN A PRUDENTLY DIVERSIFIED MANNER.

           At a Board meeting held on March 8, 2001, the Fund's Board weighed and discussed the issues raised above. The Board heard presentations by the Fund's portfolio manager, as well as its president, discussing the effects that the new regulations and the proposed changes would have on the Fund. Upon the conclusion of its discussions, the Board unanimously voted in favor of modifying the Fund's investment objective and changing the Fund's name as described below.

In response to the new regulatory rules, the Fund's Board of Trustees recommends the following:

           (1) MODIFYING THE FUND'S INVESTMENT OBJECTIVE TO: "LONG-TERM GROWTH OF CAPITAL", deleting the statement "...through investments primarily in the common stock of companies with headquarters or significant operations in the Commonwealth of Pennsylvania;"

           (2) CHANGING THE NAME OF THE FUND FROM "EMERALD HOMESTATE PA GROWTH FUND" TO "EMERALD GROWTH FUND."

           By doing so, the Fund will preserve its ability to invest in the same types of companies it has invested in since 1992, but with no geographic restrictions within the United States. The Fund's Adviser is not proposing these changes because of a quarrel with the Fund's current structure, but presents this recommendation as a necessary move to preserve the Fund's ability to maintain a prudently diversified portfolio in reaction to the new regulatory rules.

           In addition, the Fund's Board of Trustees believes that the newly-positioned "Emerald Growth Fund" would be competitively advantaged in the mutual funds marketplace:

- Despite the proposed changes, the Fund can point to a track record extending back to 1992 with the same portfolio manager at the helm;

- The Fund is in several national distribution programs sponsored by broker-dealer firms. Its lack of any required minimum investment percentage in Pennsylvania-based companies would be a decided "plus" in such sales channels, where the Pennsylvania focus was generally perceived as a "negative" outside of Pennsylvania. While there would be no rapid adjustments in the Fund's portfolio as a result of the proposed changes, the fact that the Fund's manager would no longer have to abide by a minimum 65% investment in Pennsylvania-based companies means that, over the course of several months, that the Fund may invest far less than 65% in such companies. The Fund will, however, continue to invest for long-term growth in the same types of companies as it has in the past.

These factors could potentially increase the size of the Fund, further lowering its expense ratio and therefore benefiting current shareholders. There can be no guarantee that this will occur.

           The Board has recommended changing the foregoing investment objective to the following:

                "The objective of the Fund is long-term growth of capital."

           Under Section 35 of the 1940 Act, an investment company is prohibited from using a name or title for its funds that is deceptive or misleading. Therefore, consistent with the provisions of Section 35 of the 1940 Act, concurrent with approving the change in investment objective set forth above, the Board recommends changing the name of the Fund from the "Emerald HomeState Pennsylvania Growth Fund" to:

                     the "Emerald Growth Fund"

to reflect the Fund's new investment objective and eliminate the current requirement to invest a minimum percentage of the Fund's net assets in companies headquartered or with significant operations in the Commonwealth of Pennsylvania.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO MODIFY THE INVESTMENT OBJECTIVE OF THE FUND AND TO CHANGE THE NAME OF THE FUND.

                                  REQUIRED VOTE

           Approval of the Proposal set forth herein requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (1) more than 50% of the outstanding Shares of the Fund or (2) 67% or more of the Shares of the Fund present at the meeting if more than 50% of the outstanding Shares of the Fund are represented at the meeting in person or by proxy. Shareholders of the Fund may vote against the Proposal in the manner indicated on the proxy card. If the Proposal is approved by Shareholders of the Fund at the Special Meeting, it will be effective upon appropriate disclosure being made in the Fund's prospectus and statement of additional information.


                  SHARES HELD BY MANAGEMENT AND CERTAIN OWNERS

SHARES HELD BY MANAGEMENT
           The following table sets forth information as of April 4, 2001 with respect to the beneficial ownership of the Shares of the Fund by (i) each person serving as Trustee of the Fund; and (ii) all Trustees and executive officers of the Fund as a group. Unless otherwise indicated, all Shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto.

                                                                SHARES
                                                           BENEFICIALLY OWNED (1)
                 BENEFICIAL OWNER                       NUMBER          PERCENT (%)
------------------------------------------              -------         -----------
TRUSTEES
Bruce E. Bowen ........................                    0.000             --
Kenneth G. Mertz II (2)...............                 2,673.427             *
Scott C. Penwell (3).....................              1,266.744             *
Scott L. Rehr (4)........................              1,986.634             *
Dr. H. J. Zoffer ........................                  0.000             --

EXECUTIVE OFFICERS (5)
Daniel W. Moyer (6) ..................                 1,886.123             *
Steven E. Russell......................                  294.109             *

ALL TRUSTEES AND EXECUTIVE OFFICERS
  AS A GROUP (total 7 persons)                         7,865.124             *


------------
     *    Less than 1% of the outstanding Shares of the F

     (1) Pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.


                                      -6-



     (2) Includes 1,135.826 Shares held in trust for the benefit of Mr. Mertz's children.

     (3)  These Shares are held jointly by Mr. Penwell and his spouse.

     (4) Includes 341.589 Shares owned by Mr. Rehr and his spouse and 687.804 Shares, in the aggregate, held in trust for the benefit of their children.

     (5)  Mr. Kenneth G. Mertz II is also Vice President of the Fund and Scott
          L. Rehr is also President of the Fund.

     (6) Includes 439.255 Shares owned jointly by Mr. Moyer and his spouse and 1,183.129 Shares, in the aggregate, held in trust for the benefit of their children.

SHARES HELD BY CERTAIN OWNERS
           The following table sets forth information listing those persons who owned of record or beneficially 5% or more of the outstanding shares of the Fund's Class A shares and Class C shares as of April 4, 2001:


 NAME AND ADDRESS                                             % OWNERSHIP:
 ----------------                                             ------------
                                                      OF CLASS           OF FUND
                                                      --------           -------
EMERALD HOMESTATE PA GROWTH FUND - CLASS A

Salomon Smith Barney Inc.
333 West 34th St. - 3rd Floor
New York, NY 10001                                       17.3%            17.1%

EMERALD HOMESTATE PA GROWTH FUND - CLASS C

First Clearing Corporation
FBO June B. Stoebenau
5 E. 34th Street                                          9.7%             0.1%
Reading, PA 19606

Joyce M. Hamme
6785 Pigeon Hill Rd
Spring Grove, PA 17362                                    6.1%             0.1%



                GENERAL INFORMATION ABOUT SOLICITATION OF PROXIES

           The Fund will request broker/dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Shares held of record by such persons. The Fund may reimburse such broker/dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of Proxies by mail, officers of the Fund and employees of Emerald Advisers, Inc. and its affiliates, without additional compensation, may solicit Proxies in person or by telephone. The costs associated with such solicitation and the Special Meeting will be borne by Emerald Advisers, Inc.

                    OTHER MATTERS TO COME BEFORE THE MEETING

 The Board does not know of any matters to be presented at the Special Meeting other than those described in this Proxy Statement but should any other matter requiring a vote of Shareholders arise, the Proxyholder will vote thereon according to his best judgment in the interests of the Fund.


                              SHAREHOLDER PROPOSALS

      Shareholders desiring to submit a proposal for consideration at a meeting of shareholders must deliver their proposal to the Fund's investment adviser at least one hundred and twenty days before such a meeting. As a common law trust, the Fund is not required to and does not intend to hold annual shareholder meetings.


                                    ADVISERS

      The names and addresses of the Fund's investment adviser, administrator and principal underwriter are as follows:

      INVESTMENT ADVISER:    Emerald Advisers, Inc., 1703 Oregon Pike,
                             Lancaster, Pennsylvania 17601.

      ADMINISTRATOR:         Firstar Mutual Fund Services LLC, P.O. Box 701,
                             Milwaukee, Wisconsin 53201-0701.

      PRINCIPAL UNDERWRITER: Rafferty Capital Markets, LLC, 550 Mamaroneck
                             Avenue, Harrison, NY 10528.

                             REPORTS TO SHAREHOLDERS

THE FUND WILL FURNISH TO SHAREHOLDERS, WITHOUT CHARGE AND UPON REQUEST, A COPY OF THE MOST RECENT ANNUAL REPORT AND A COPY OF THE MOST RECENT SEMI-ANNUAL REPORT FOLLOWING SUCH ANNUAL REPORT OF ANY FUND. REQUESTS FOR SUCH REPORTS MAY BE MADE BY WRITING TO THE FUND C/O FIRSTAR MUTUAL FUND SERVICES LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (800) 232-0224. IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.




                                       By Order of the Board of Trustees,
                                       /s/ Scott L. Rehr
                                       Scott L. Rehr
                                       PRESIDENT



April 25, 2001

THE EMERALD HOMESTATE PA GROWTH FUND ("FUND")
PROXY SOLICITED BY THE BOARD OF TRUSTEES

By my signature below, I appoint Stacey L. Sears (the "Proxyholder") as my attorney to vote all Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Fund, 1703 Oregon Pike, Suite 101, Lancaster, PA 17601, on May 31, 2001 at 2:00 p.m., local time, and at any adjournments or postponements thereof. The Proxyholder may vote my shares, and she may appoint substitutes to vote my shares on her behalf. I instruct the Proxyholder to vote this proxy as specified on the reverse side, and I revoke any previous proxies I have executed. I acknowledge receipt of the Fund's Notice of Special Meeting of Shareholders and Proxy Statement.

                                     PLEASE SIGN PROMPTLY AND MAIL
                                     IN THE ENCLOSED ENVELOPE

(Account # and                       Date: _____________________
Mailing Address)
                                     NOTE: Please sign exactly as your name
                                     appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

                                     (SIGNATURE BOX)
                                     Signature(s) and Title(s), if applicable

-------------------------------------------------------------------------------

Please refer to the Proxy Statement discussion of these proposals. THIS PROXY WILL BE VOTED FOR THE PROPOSALS IF YOU DO NOT SPECIFY OTHERWISE. THE PROXYHOLDER WILL VOTE ANY OTHER MEASURES THAT ARISE AT THE MEETING IN ACCORDANCE WITH HER BEST JUDGMENT. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

                                                   FOR    AGAINST   ABSTAIN
1. To change the Fund's investment objective to
long-term growth of capital and the change the     [  ]    [  ]      [  ]
name of the Fund to the "Emerald Growth Fund."

                    PLEASE SIGN AND DATE ON THE REVERSE SIDE